DELAWARE INVESTMENTS NATIONAL MUNICIPAL INCOME FUND

Registration No. 811-07410
FORM N-SAR
Annual Period Ended March 31, 2012

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At a Joint Annual Meeting of Shareholders of Delaware Investments National Municipal Income
Fund (the "Fund"), the shareholders of the Fund voted to elect a Board of Directors for the Fund at a meeting held on August 17, 2011. At the meeting, the following people were elected to serve as Independent Directors: Thomas L. Bennett, John A. Fry, Anthony D. Knerr, Lucinda S.
Landreth, Ann R. Leven, Thomas F. Madison, Janet L. Yeomans, and J. Richard Zecher.  In
addition, Patrick P. Coyne was elected to serve as an Interested Director.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Directors for the Fund.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Thomas L. Bennett

SHARES VOTED FOR 4,281,855.159
PERCENTAGE OF OUTSTANDING SHARES 77.535%
PERCENTAGE OF SHARES VOTED 83.994%
SHARES WITH AUTHORITY WITHHELD 815,980.678
PERCENTAGE OF OUTSTANDING SHARES 14.775%
PERCENTAGE OF SHARES VOTED 16.006%

Patrick P. Coyne

SHARES VOTED FOR 4,282,401.159
PERCENTAGE OF OUTSTANDING SHARES 77.545%
PERCENTAGE OF SHARES VOTED 84.005%
SHARES WITH AUTHORITY WITHHELD 815,434.678
PERCENTAGE OF OUTSTANDING SHARES 14.765%
PERCENTAGE OF SHARES VOTED 15.995%

John A. Fry

SHARES VOTED FOR 4,284,077.159
PERCENTAGE OF OUTSTANDING SHARES 77.575%
PERCENTAGE OF SHARES VOTED 84.038%
SHARES WITH AUTHORITY WITHHELD 813,758.678
PERCENTAGE OF OUTSTANDING SHARES 14.735%
PERCENTAGE OF SHARES VOTED 15.962%

Anthony D. Knerr

SHARES VOTED FOR 4,283,077.159
PERCENTAGE OF OUTSTANDING SHARES 77.557%
PERCENTAGE OF SHARES VOTED 84.018%
SHARES WITH AUTHORITY WITHHELD 814,758.678
PERCENTAGE OF OUTSTANDING SHARES 14.753%
PERCENTAGE OF SHARES VOTED 15.982%

Lucinda S. Landreth

SHARES VOTED FOR 4,276,618.406
PERCENTAGE OF OUTSTANDING SHARES 77.440%
PERCENTAGE OF SHARES VOTED 83.891%
SHARES WITH AUTHORITY WITHHELD 821,217.431
PERCENTAGE OF OUTSTANDING SHARES 14.870%
PERCENTAGE OF SHARES VOTED 16.109%

Ann R. Leven

SHARES VOTED FOR 4,277,840.406
PERCENTAGE OF OUTSTANDING SHARES 77.462%
PERCENTAGE OF SHARES VOTED 83.915%
SHARES WITH AUTHORITY WITHHELD 819,995.431
PERCENTAGE OF OUTSTANDING SHARES 14.848%
PERCENTAGE OF SHARES VOTED 16.085%

Thomas F. Madison

SHARES VOTED FOR 4,283,077.159
PERCENTAGE OF OUTSTANDING SHARES 77.557%
PERCENTAGE OF SHARES VOTED 84.018%
SHARES WITH AUTHORITY WITHHELD 814,758.678
PERCENTAGE OF OUTSTANDING SHARES 14.753%
PERCENTAGE OF SHARES VOTED 15.982%

Janet L. Yeomans

SHARES VOTED FOR 4,282,797.159
PERCENTAGE OF OUTSTANDING SHARES 77.552%
PERCENTAGE OF SHARES VOTED 84.013%
SHARES WITH AUTHORITY WITHHELD 815,038.678
PERCENTAGE OF OUTSTANDING SHARES 14.758%
PERCENTAGE OF SHARES VOTED 15.987%

J. Richard Zecher

SHARES VOTED FOR 4,276,782.406
PERCENTAGE OF OUTSTANDING SHARES 77.443%
PERCENTAGE OF SHARES VOTED 83.895%
SHARES WITH AUTHORITY WITHHELD 821,053.431
PERCENTAGE OF OUTSTANDING SHARES 14.867%
PERCENTAGE OF SHARES VOTED 16.105%

SUB-ITEM 77I:  Terms of new or amended securities

On March 15, 2012, Delaware Investments National Municipal Income Fund (VFL) issued
$30,000,000 of Series 2017 Variable Rate MuniFund Term Preferred (VMTP) Shares, with
$100,000 liquidation value per share in a privately negotiated offering. Proceeds from the issuance of VMTP Shares, net of offering expenses, were invested in accordance with the fund's investment objective. The VMTP Shares were offered to qualified institutional buyers pursuant to
Rule 144A under the Securities Act of 1933, and have priority over the common shares with respect to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the affairs of the fund. The VMTP shares shall have the right to elect two fund directors.

SUB-ITEM 77Q1:  Exhibits

Exhibit Reference

77.Q.1(d) Press Release defining the rights of the holders of any new class of securities and of any amendments referred to in answer to Sub-Item 77I, attached as Exhibit.
WS: MFG_Philadelphia: 859797: v1
WS: MFG_Philadelphia: 859797: v1